CONFIDENTIALITY AND
                          NONDISCLOSURE AGREEMENT

     This Agreement, dated as of January 1, 2000 (the "Effective Date"), is made between GENROCO, INC., a Wisconsin corporation ("GENROCO"), with offices at 255 Info Highway, Slinger, Wisconsin 53086, and VIDEOPROPULSION, INC., a Wisconsin corporation ("VideoPropulsion"), with offices at 251 Info Highway, Slinger, Wisconsin 53086.

     WHEREAS, the video Division was a division as a functional unit thereof (the "Division"), of GENROCO until the Effective Date when it was spun off as a separate and independent company, VideoPropulsion (the "Spin-off");

     WHEREAS, GENROCO and the Division (and now VideoPropulsion) are the respective proprietary owners of confidential information concerning technical and other confidential data (the "Proprietary Information");

     WHEREAS, GENROCO and VideoPropulsion consider the Proprietary Information to be valuable, confidential and not otherwise available for disclosure;

     WHEREAS, GENROCO and VideoPropulsion have entered into certain agreements to govern their relationship after the Spin-off (the "Spin-off Agreements") and the Spin-off Agreements will require that GENROCO and VideoPropulsion disclose information to one another which one or the other safeguards as confidential (the "Spin-off Confidential Information"); and

     WHEREAS, prior to the Spin-off certain of GENROCO's and VideoPropulsion's employees were privy to information regarding GENROCO's and VideoPropulsion's business operations which one or the other regards as confidential (the "General Confidential Information").

     NOW THEREFORE, in consideration of the promises set forth herein, the parties do hereby agree as follows:

1.   PROPRIETARY INFORMATION

     VideoPropulsion and GENROCO agree to treat the Proprietary Information as confidential and acknowledge that an equivalent of a fiduciary and confidential relationship between GENROCO and VideoPropulsion is established as a result of each party providing any Proprietary Information to the other party.

     VideoPropulsion and GENROCO agree to disclose the Proprietary Information of the other only to such employee(s), representatives, advisers, officers, directors and agents as necessary and only if such persons agree to respect the fiduciary and confidential relationship between GENROCO and VideoPropulsion. VideoPropulsion or GENROCO or any of their respective employee(s), representatives, advisers, officers, directors and agents shall not make any use or disclosure of the Proprietary Information to any other third party without the owner's prior written consent.

     GENROCO and VideoPropulsion shall safeguard all General Confidential Information possessed by either of their employee(s) from disclosure to third parties in the same manner that either GENROCO or VideoPropulsion safeguards its own information of a similar nature and neither GENROCO nor VideoPropulsion shall disclose General Confidential Information to any other person without the prior consent of GENROCO or VideoPropulsion, as applicable. Such consent shall not be unreasonably withheld.

     GENROCO and VideoPropulsion shall restrict use and disclosure of all General Confidential Information to employee(s), advisers and agents having a need to know for purposes of facilitating GENROCO's or VideoPropulsion's business operations.

     GENROCO and VideoPropulsion shall, during the period of confidentiality, restrict use and disclosure of all Spin-off Confidential Information to employee(s), advisers and agents having a reasonable need to know for the purpose of facilitating GENROCO's or VideoPropulsion's business operations.

2.   NON-CONFIDENTIAL INFORMATION.

     The provisions of Section 1 of this Agreement shall not apply to:

     (a) information which at the time of disclosure is generally available to the public in a published work; or

     (b) information which after disclosure by either GENROCO or VideoPropulsion becomes published or generally available to the public, otherwise than through any act or omission on the part of GENROCO or VideoPropulsion; or

     (c) information which either GENROCO or VideoPropulsion can show was in its possession at the time of disclosure and which was not acquired directly or indirectly from the other either prior to, on or after the Effective Date; or

     (d) information rightfully acquired from others who did not obtain it under pledge of secrecy to either GENROCO or VideoPropulsion; or

     (e) information required to be disclosed pursuant to a court, federal regulatory agency, or state regulatory agency order, or required to be disclosed pursuant to any federal or state statutory or regulatory provision provided the party provides the other party with five business days written notice of such disclosure.

3.   REMEDIES.

     In an effort to resolve informally and amicably any claim or any controversy arising out of or relating to the interpretation or performance of this Confidentiality and Nondisclosure Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute hereunder that requires resolution. GENROCO and VideoPropulsion each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification (or such longer period as may be explicitly agreed upon), the matter shall be submitted to a senior officer of GENROCO and VideoPropulsion, respectively, for consideration.

     If settlement cannot be reached through the efforts of the senior officers within an additional 30 days (or such longer period as may be agreed upon), the parties shall consider arbitration or other alternative means to resolve the dispute.

     If the parties are unable to agree on an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve such matter.

     In the event of legal proceedings, GENROCO and VideoPropulsion agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure to perform any of the obligations hereunder. Therefore, in the event of any controversy concerning the rights or obligations under this Confidentiality Agreement such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and it shall be in addition to any other remedy which the parties may have.

4.   MISCELLANEOUS.

     (a)  Governing Law.    This  Agreement and  the  transactions  contemplated
          -------------
hereby shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

     (b)  Entire Agreement.  This Agreement, the Contribution Agreement and  the
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other Agreements  and  instruments  executed  and  delivered  pursuant  to  this
Agreement or the Contribution Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided, however, that the specific provisions of any other agreement between the parties executed and delivered by the parties in connection with the closing under the Contribution Agreement shall not be superseded by this Agreement and to the extent any such other agreement is in conflict herewith, such specific agreement shall control.

     (c)  Parties In Interest.  Neither party may assign its rights or  delegate
          -------------------
any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

     (d)  Effectiveness.  This Agreement shall become effective at the Effective
          -------------
Date and may be terminated by GENROCO at any time prior thereto without any liability on GENROCO's part.

     (e)  Consolidation, Merger, Etc. Involving VideoPropulsion. VideoPropulsion
          -----------------------------------------------------
shall not consolidate with or merge into any other Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, and VideoPropulsion shall not permit any Person to consolidate with or merge into VideoPropulsion or convey, transfer or lease all or any substantial portion of its properties and assets to VideoPropulsion, unless, in case VideoPropulsion shall consolidate with or merge into another Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, the Person formed by such consolidation or into which VideoPropulsion is merged or the Person which acquires by conveyance or transfer, or which leases all or any substantial portion of properties and assets of VideoPropulsion shall be a corporation, partnership or trust shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a written agreement, executed and delivered to GENROCO, in form reasonably satisfactory to GENROCO, all the liabilities, obligations and expenses to be assumed by VideoPropulsion under this Agreement and the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of VideoPropulsion to be performed or observed.

     For purposes of this Section, "Person" shall mean any individual,  corpora-
tion,  partnership,  joint  venture,   trust,  unincorporated  organization   or
government or any agency or political subdivision thereof.

     (f)  Reformation and  Severability.   If any  provision of  this  Agreement
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shall be held to be invalid, unenforceable or illegal in any jurisdiction  under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provisions of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

     (g)  Titles and  Headings.   All titles  and  headings have  been  inserted
          --------------------
solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers this ----- day of ----------, 2000.

                               GENROCO, INC.


                                   By: -------------------------------------
                                        Keith Brue
                                        Executive Vice President and
                                        Chief Financial Officer

                           VIDEOPROPULSION, INC.

                                   By: -------------------------------------
                                        Chris Good
                                        Executive Vice President and
                                        Chief Technical Officer